Hosted Services Agreement	Exhibit 4.28

AMENDMENT NO. 30 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 30 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of January 1, 2014, is entered into by and between Navitaire LLC, a Delaware limited liability company (“NAVITAIRE”), and VRG Linhas Aereas S.A., as successor of GOL – Transportes Aereos S/A, a Brazilian corporation (“Customer”).  Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A.       NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 and amended by: (i) Amendment No. 1 dated as of January 1, 2005, (ii) Amendment No. 2 dated as of June 13, 2005, (iii) Amendment No. 3 dated as of October 1, 2005, (iv) Amendment No. 4 dated as of November 14, 2005, (v) for the avoidance of doubt, there is no Amendment No. 5, (vi) Amendment No. 6 dated as of April 5, 2006, (vii) Amendment No. 7 dated as of June 1, 2006, (viii) Amendment No. 8 dated as of June 11, 2007 (ix) Amendment No. 9 dated as of August 20, 2007; (x) Amendment No. 10 dated as of August 27, 2007; (xi) Amendment No. 11 dated as of April 24, 2008; (xii) Amendment No. 12 dated as of April 24, 2008; (xiii) Amendment No. 13 dated as of July 31, 2008; (xiv) Amendment No. 14 dated as of October 31, 2008; (xv) Amendment No. 15 dated as of October 1, 2008; (xvi) Amendment No. 16 dated as of October 1, 2009; (xvii) Amendment No. 17 dated as of February 1, 2010; (xviii) Amendment No. 18 dated as of March 15, 2010; (xix) Amendment No. 19 dated as of June 25, 2010; (xx) Amendment No. 20 dated as of November 1, 2010; (xxi) Amendment No. 21 dated as of March 1, 2011; (xxii) Amendment No. 22 dated as of February 1, 2012; (xxiii) Amendment No. 23 dated as of February 5, 2012; (xxiv) Amendment No. 24 dated as of February 5, 2012; (xxv) Amendment No. 25 dated as of September 1, 2012; and (xxvi) Amendment No. 26 dated as of December 24, 2012; (xxvii) Amendment No. 27 dated as of January 1, 2013; (xxviii) Amendment No. 28 dated as of August 1, 2013; and (xxix)  Amendment No. 29 dated as of December 2, 2013 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B.      Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C.      NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1              Amendment to Main Terms and Conditions, as follows:

a)             Taxes.  Section 6.6, Taxes is hereby deleted in its entirety and replaced with the following:

Taxes, such as sales, use, service, value-added, or like taxes, are not included in the Service Fees and will be invoiced, if applicable, as separate items.  Taxes on income are specifically excluded from the taxes described in this Section.

Customer shall deduct applicable withholding taxes from the NAVITAIRE invoice.  NAVITAIRE’s invoice for the fees in Section 1Fee Schedule, of Exhibit H shall be grossed up by [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] withholding tax rate, as illustrated by the example below.  Customer shall provide the necessary supporting documents evidencing such deduction and payment of withholding taxes by issuing the tax receipt to NAVITAIRE, within the time frame as prescribed under the [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] tax laws.  Should Customer be unable to deliver the supporting documents to NAVITAIRE for any reason, NAVITAIRE shall have the right to invoice Customer for an amount equal to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the applicable withholding tax, the amount not previously grossed up by NAVITAIRE.

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.28

NAVTAIRE and Customer mutually agree to the following method of calculating the monthly invoice payment, as show in the following example:

•    Initial invoice amount of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

•    Customer withholding tax percentage of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

•    NAVITAIRE gross-up utilization of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

•    Gross-up percentage is calculated to be [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

•    Customer adjusted withholding tax percentage is calculated to be [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

•    Amount invoiced to Customer is calculated to be [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

•    Gross-up amount is [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

•    Customer remits withholding tax of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

•    Customer pays NAVITAIRE [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2              Amendment to Exhibit H – Price and Payment, as follows:

a)             Commercial Package and Related Initiatives.  The following is hereby added to Exhibit H of the Agreement as Section 1.5, Commercial Package and Related Initiatives, as follows:

1.5          Commercial Package and Related Initiatives.

1.5.1     Support Invoice Credit.  NAVITAIRE will provide Customer with a monthly credit of up to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] to be applied to the support invoice each month for invoices for support services provided through [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

            The monthly credit can only be used in the given month and any unused portion of a credit will not be rolled over to subsequent months.

1.5.2       Data Center Audit.  NAVITAIRE will provide Customer with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.28

THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] SOC 2 “Report on Controls at a Service Organization” report, valued at [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] available for delivery to Customer, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], upon completion by the reporting agency Ernst and Young.  The estimated completion date is [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

1.5.3       Assistance with Delta Type B/Teletype Code-share Project.  NAVITAIRE will invest in  the Delta Type B/Teletype code-share project, where the scope was mutually agreed in INC 261182, as follows:

•         NAVITAIRE will not charge Customer for any NAVITAIRE professional services in connection with the [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Type B/Teletype MCS project that are/were performed after [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]; and

•         NAVITAIRE will not charge Customer for the NAVITAIRE development effort discussed and mutually agreed on [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] required to move code from the New Skies 3.5 release to the New Skies 3.4.8 UPD 1 release.

1.5.4       Assistance with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Code-share Projects.

NAVITAIRE will invest in Customer’s [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Code-share projects, as follows:

•         Provide up to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] hours of work at no charge to Customer on a marketing code-share project with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]; and

•         Provide up to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] hours of work [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] to Customer for both an operating and marketing code-share project with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

The hours provided above are available for general code-share and/ other strategic distribution projects and may be applied to alternate distribution partners. These credits are based upon Customer and NAVITAIRE executing a Work Order no later than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] to define scope and requirements.

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.28

1.5.5       New Skies 3.5 Upgrade Credit.  NAVITAIRE will allow Customer to use a portion of the New Skies 3.5 upgrade credit, as provided in Section 1.4, Upgrade Fees for New Skies 3.5, of Exhibit H of the Agreement, for the New Skies 3.4.8 upgrade (not to exceed [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

1.5.6       New Skies Value Creation Academy. The parties agree to negotiate in good faith to enter into a mutually agreed, written Work Order pursuant to which NAVITAIRE will provide certain New Skies training to Customer employees who are users of New Skies as further defined in such Work Order.  Under the Work Order, NAVITAIRE shall make an investment of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] towards the project.  Such investment would apply to NAVITAIRE’s travel expenses as well as towards all or a portion of NAVITAIRE’s fees for its services under the Work Order, depending on the scope of the Work Order.  The parties anticipate that the hourly rate for NAVITAIRE’s services under such Work Order will be approximately [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per hour.

3              Release. As of the effective date of this Amendment, Customer and its affiliates hereby waive and release NAVITAIRE and its affiliates from all rights, claims, demands, and causes of action, of any nature whatsoever, known or unknown arising out of or related to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and NAVITAIRE [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] that occurred [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

4              No Other Changes.  Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect.  This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

5              Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

6              Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

7              Conflict of Provisions.  In the event that there exists a conflict between any term, condition, or provision contained within this Amendment, and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this Amendment shall control.

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NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.28

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year written below.

NAVITAIRE LLC
Signature:
Printed Name:
Title:
Date:
VRG LINHAS AEREAS S.A
Signature:
Printed Name:
Title:
Date:

Witness Name:
Witness ID:

Witness Name:
Witness ID:

NAVITAIRE Proprietary and Confidential